UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive Suite 1100
Vienna, Virginia		22182
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (202) 301-5127

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	SPIR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2025, the Board of Directors (the “Board”) of Spire Global, Inc. (the “Company”) approved, effective on April 1, 2025, (i) the removal of Mr. Krywe as interim Chief Financial Officer, principal financial officer and principal accounting officer of the Company and (ii) the appointment of Alison Engel as Chief Financial Officer, principal financial officer and principal accounting officer of the Company. The removal of Mr. Krywe as interim Chief Financial Officer of the Company is not because of any disagreement relating to the Company’s operations, policies, practices, financial reporting or controls. Mr. Krywe will remain an executive advisor to the Company through April 2025 in accordance with the terms of the consulting agreement he entered into with the Company, effective on August 12, 2024.

Ms. Engel, age 54, most recently served as the Chief Financial Officer of LeaseAccelerator, Inc., a software-as-a-service company, from January 2023 to August 2024. She also was the Chief Financial Officer and Treasurer of Gannet Co., Inc., a diversified media company, from January 2015 to April 2020, and of DallasNews Corporation (formerly A.H. Belo Corporation), a media holding company, from February 2008 to December 2014. Ms. Engel holds an M.P.A. and B.B.A. in accounting and business from the University of Texas at Austin.

There are no arrangements or understandings between Ms. Engel and any other persons pursuant to which she was appointed as Chief Financial Officer. There are no family relationships between Ms. Engel and any of the Company’s directors or executive officers. Ms. Engel does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 20, 2025, Ms. Engel entered into an executive employment agreement and accompanying offer letter with the Company establishing her compensation as Chief Financial Officer (collectively, the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Engel’s initial compensation will consist of the following:

•
an annual base salary of $390,000;
•
she will be eligible to receive an annual cash bonus under the Company’s annual performance bonus plan in a target amount equal to 80% of her annual base salary; and
•
she will receive a grant of 150,000 restricted stock units under the Company’s 2021 Equity Incentive Plan, as amended (the “2021 Plan”), to be granted on April 1, 2025, 25% of which will vest on the first Quarterly Vesting Date (as defined below) that is in the same calendar quarter as the one year anniversary of the grant date, and thereafter the award shall vest as to 1/16th of the total number of shares subject to the award on each Quarterly Vesting Date thereafter over the next three years, in each case subject to Ms. Engel’s continued service with the Company.

“Quarterly Vesting Date” means, with respect to any calendar year, the 20th day of February, May, August, and November.

The Employment Agreement provides for severance pay and benefits in the event Ms. Engel’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or due to her resignation for Good Reason (as defined in the Employment Agreement), with such terminations referred to as a “Qualifying Termination.”

The Employment Agreement provides that if Ms. Engel’s employment is terminated as the result of a Qualifying Termination, and the termination date occurs before a Change in Control (as defined in the Company’s 2021 Equity Incentive Plan) or after the period that begins on the date of a Change in Control during the term and ends on the eighteen (18) month anniversary of such Change in Control (the “Change in Control Period”), then the Company shall, in addition to paying Ms. Engel’s base salary and other compensation earned through the termination date:

•
pay to Ms. Engel as severance pay an amount equal to one hundred percent (100%) of her annualized base salary as of the termination date (or annualized base salary as of immediately prior to a material reduction of such base salary), less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date (the “Non-CIC Severance Payment”);

•
pay to Ms. Engel as additional severance pay an amount equal to one hundred percent (100%) of her target annual cash bonus for the fiscal year in which the termination date occurs, less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date (the “Non-CIC Bonus Payment”);
•
pay to Ms. Engel as additional severance a lump sum cash payment equal to one hundred percent (100%) of her group health insurance coverage with the Company, at the same level of coverage that was in effect as of the termination date, for a period of twelve (12) months, less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date (the “Non-CIC Benefits Continuation Payment”); and
•
pay up to $15,000.00 for outplacement services by an outplacement services provider selected by Ms. Engel, with any such amount payable by the Company directly to the outplacement services provider or reimbursed to the executive, in either case subject to submission of appropriate receipts before the twelve (12) month anniversary of the termination date (the “Outplacement Payments”).

The Employment Agreement also provides that if Ms. Engel’s employment is terminated as the result of a Qualifying Termination, and the termination date occurs during the Change in Control Period, then the Company shall, in addition to paying her base salary and other compensation earned through the termination date:

•
pay to Ms. Engel as severance pay an amount equal to the sum of (i) one hundred fifty percent (150%) of her annualized base salary as of the termination date (or annualized base salary as of immediately prior to a material reduction of such base salary) (the “CIC Severance Payment”), (ii) one hundred fifty percent (150%) of her target annual cash bonus for the fiscal year in which the termination date occurs (the “CIC Bonus Payment”), and (iii) one hundred fifty percent (150%) of her group health insurance coverage with the Company, at the same level of coverage that was in effect as of the termination date, for a period of eighteen (18) months (the “CIC Benefits Continuation Payment”), in each case less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date; and
•
pay the Outplacement Payments.

The Employment Agreement also provides that in the case of such a termination, Ms. Engel’s then-outstanding equity awards will accelerate and immediately become fully vested, and the period to exercise any award will become the expiration date of such award, as applicable.

In addition, the Employment Agreement provides that if Ms. Engel’s employment is terminated as the result of a Qualifying Termination, and a Change in Control occurs within ninety (90) calendar days after the termination date, then she shall receive an additional cash payment equal to the sum of: (i) fifty percent (50%) of her annualized base salary as of the termination date (or annualized base salary as of immediately prior to a material reduction of such base salary), (ii) the difference between the CIC Bonus Payment amount and the Non-CIC Bonus Payment amount, and (iii) the difference between the CIC Benefits Continuation Payment and the Non-CIC Benefits Continuation Payment, less all legally required and authorized deductions and withholdings, payable in a single lump sum no later than ten (10) calendar days after the date of such Change in Control.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Press Release

On March 24, 2025, the Company issued a press release announcing the executive transition disclosed above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Master Securities Lawsuit

As previously disclosed, in the case captioned “In re Spire Global, Inc. Securities Litigation,” Master File No. 1:24-cv-1458-MSN-WEF (the “Master Securities Lawsuit”), the court held argument on the Company’s motion to dismiss on March 14, 2025. After hearing argument from both sides, the court issued its order on the record dismissing the Master Securities Lawsuit without prejudice. The court granted the plaintiff 30 days to consider whether to amend its complaint.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
10.1	Offer Letter and Executive Employment Agreement, dated March 20, 2025, between Alison Engel and Spire Global, Inc.
99.1	News release of Spire Global, Inc., dated March 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPIRE GLOBAL, INC.

Date:	March 24, 2025	By:	/s/ Theresa Condor
		Name: Title:	Theresa Condor President and Chief Executive Officer